                                                                     Exhibit 3.3

                                AMENDMENT NO. 4

                                       TO

                      LIMITED LIABILITY COMPANY AGREEMENT

                            OF CINGULAR WIRELESS LLC

                                  BY AND AMONG

                            SBC COMMUNICATIONS INC.,
                           SBC ALLOY HOLDINGS, INC.,
                             BELLSOUTH CORPORATION,
                          BELLSOUTH MOBILE DATA, INC.,
                           AB CELLULAR HOLDING, LLC,
              WIRELESS TELECOMMUNICATIONS INVESTMENT COMPANY LLC,
                           BELLSOUTH CELLULAR CORP.,
                         RAM BROADCASTING CORPORATION,
                           BLS CINGULAR HOLDINGS, LLC

                                      AND

                         CINGULAR WIRELESS CORPORATION

                         DATED AS OF DECEMBER 31, 2001

                                AMENDMENT No. 4


                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF CINGULAR WIRELESS LLC


         AMENDMENT NO. 4 (the "Amendment") TO LIMITED LIABILITY COMPANY AGREEMENT OF CINGULAR WIRELESS LLC (the "Company"), dated as of December 31, 2001 by and among SBC Communications Inc., a Delaware corporation ("SBC"), SBC Alloy Holdings, Inc., a Delaware corporation ("SBC Holdings"), BellSouth Corporation, a Georgia corporation ("BellSouth"), BellSouth Mobile Data, Inc., a Georgia corporation ("BellSouth Mobile Data"), AB Cellular Holding, LLC, a Delaware limited liability company ("ABC"), Wireless Telecommunications Investment Company LLC, a Delaware limited liability company ("Wireless Investco"), BellSouth Cellular Corp., a Georgia corporation ("BellSouth Cellular"), RAM Broadcasting Corporation, a New York corporation ("RAM"), BLS Cingular Holdings, LLC, a Georgia limited liability company ("BLS"), and Cingular Wireless Corporation, a Delaware corporation ("Manager").

                                    RECITALS

         WHEREAS, SBC, SBC Holdings, BellSouth, BellSouth Mobile Data, BellSouth Cellular, RAM, ABC, Wireless Investco and Manager are parties to the Limited Liability Company Agreement of Cingular Wireless LLC dated as of October 2, 2000, as amended ("Agreement");

         WHEREAS, on the date hereof BellSouth Mobile Data, BellSouth Cellular, RAM, ABC and Wireless Investco effected a tax restructuring with the effect of transferring all of their interests in Cingular Wireless LLC to BLS in accordance with Section 4.1(a) of the Agreement;

         WHEREAS, BLS desires to become a party to the Agreement as successor in interest to BellSouth Mobile Data, BellSouth Cellular, RAM, ABC and Wireless Investco in accordance with the terms of the Agreement; and

         WHEREAS, the parties hereto desire to amend Section 6.13 of the Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto agree as follows:

                                   Article 1
                              Effect of Amendment

                  1.1 Amendments. Upon the execution of this Amendment, the Agreement shall be deemed to be amended to take account of the amendments set forth in Article 2 hereof.

                                   Article 2
                           Amendment to the Agreement

                  2.1. Addition and Deletion of Members. The Agreement is hereby amended to add BLS as a Member and delete BellSouth Mobile Data, BellSouth Cellular, RAM, ABC and Wireless Investco as Members.

                  2.2. Schedule 8.1(a). Schedule 8.1(a) to the Agreement is hereby amended to delete BellSouth Mobile Data, BellSouth Cellular, RAM, ABC and Wireless Investco and their respective Percentage Interests, Capital Contributions and LLC Units from Schedule 8.1(a) and add the following:

Member                                Percentage Interest          Capital Contributions           LLC Units

"BLS CINGULAR HOLDINGS, LLC              39.99999995%                                            800,000,003"

                                   Article 3
                                   Agreements

                  3.1 Performance Guaranty. BellSouth hereby guarantees the performance of all obligations of BLS under the Agreement.

                  3.2 No Termination. BLS hereby represents and warrants that the transfer has not resulted in, and will not result in a termination of the Company for United States Federal Income Tax purposes.

                  3.3 Covenants. Each of BellSouth and BLS covenants and agrees with Newco and SBC that, for so long as BLS Beneficially Owns Securities, BLS shall continue to be a wholly owned Subsidiary of BellSouth, unless the only Securities owned by BLS are Public Common Stock. BLS agrees that it shall be bound by the obligations of BellSouth under the Agreement (but shall not have any of the rights of BellSouth under the Agreement except as provided in Section 4.1 pursuant to an assignment effected in accordance with the terms thereof).



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


                                   Article 4
                  Representations and Warranties of BellSouth

                  4.1 Wholly Owned Subsidiaries. BellSouth hereby represents and warrants that BLS is a wholly owned Subsidiary of BellSouth.

                  4.2 Transfer of LLC Units. BellSouth hereby represents and warrants that each of BellSouth Mobile Data, BellSouth Cellular, RAM, ABC and Wireless Investco has transferred all of its LLC Units to BLS.

                                   Article 5
          Agreement of BellSouth Mobile Data, BellSouth Cellular, RAM,
                           ABC and Wireless Investco

                  5.1 Each of BellSouth Mobile Data, BellSouth Cellular, RAM, ABC and Wireless Investco hereby covenants and agrees that it is no longer a Member.

                                   Article 6
                                Indemnification

                  6.1 Section 6.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

                           6.13 Indemnification. (a) The Manager shall not be liable, responsible or accountable in damages or otherwise to Newco, to any third party or to any Member for (i) any act performed or omission within the scope of the authority conferred on the Manager by this Agreement or otherwise except for the gross negligence, fraud or willful misconduct (including any willful violation of the terms of the Manager Certificate or this Agreement) of the Manager, (ii) the Manager's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to Newco or (iii) the negligence, dishonesty or bad faith of any agent, consultant or broker of Newco selected, engaged or retained in good faith and with reasonable prudence. In any threatened, pending or completed action, suit or proceeding, the Manager shall, to the fullest extent permitted by law, be fully protected and indemnified and held harmless by Newco against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as an indemnified party or with respect to any action or omission taken or suffered in


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                  good faith, other than liabilities and losses resulting from the gross negligence, fraud, breach of fiduciary duty or willful misconduct (including any willful violation of the terms of the Manager Certificate or this Agreement) of the Manager. The indemnification provided by this Section 6.13 shall be recoverable only out of the assets of Newco, and no Member shall have any personal liability on account thereof.

                                    (b)(i)   Newco shall indemnify to the full
                  extent permitted by law (A) any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was an officer of Newco or was a director, officer, member, stockholder, partner, incorporator or liquidator of a Subsidiary of Newco or serves or served at the request of Newco any other enterprise as a director, officer, employee, member, stockholder, partner, incorporator or liquidator or in any other capacity and (B) the Manager to the extent of its indemnification payments under its bylaws. Expenses, including reasonable attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by Newco promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by Newco of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Newco. The rights provided to any person by this provision shall be enforceable against Newco by such person, who shall be presumed to have relied upon it in serving or continuing to serve as an officer or in such other capacity as provided above. In addition, the rights provided to any person by this provision shall survive the termination of such person as any such officer of Newco or director, officer, member, stockholder, partner, incorporator or liquidator of a Subsidiary of Newco and, insofar as such person served at the request of Newco as a director, officer, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request.

                                    (ii)     Notwithstanding anything contained
                  in this subsection (b), except for proceedings to enforce rights provided in this subsection (b), Newco shall not be obligated under this subsection (b) to provide any indemnification or any payment or reimbursement of expenses to any officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the board of directors of the Manager has authorized or consented to such proceeding (or part thereof) in a resolution adopted by it.


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


                                    (iii)    For purposes of this subsection
                  (b), the term "Newco" shall include any predecessor of Newco and any constituent entity (including any constituent of a constituent) absorbed by Newco in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term "officer," when used with respect to Newco, shall refer to any officer elected by or appointed pursuant to authority granted by the board of directors of the Manager pursuant to Section 4.2 of the bylaws of the Manager, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the by-laws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the by-laws of such Subsidiary or other enterprise or determined by the board of directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term "officer" shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service "at the request of Newco" shall include service as an officer or employee of Newco which imposes duties on, or involves services by, such officer or employee with respect too an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of Newco.

                                    (iv)     Nothing in this subsection (b)
                  shall limit the power of Newco or the Manager to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys' fees, to officers, employees, agent or other persons otherwise than pursuant to this subsection (b).

                                    (v)      Payments made by Newco directly to
                  attorneys representing persons entitled to indemnification hereunder (each an "Indemnified Party") and payments made by Newco directly to claimants or other persons or entities to discharge obligations of such persons that would be indemnifiable under this subsection (b) if paid by such persons, shall also be deemed to be indemnification payments.

                                    (c)      To the extent that, at law or in
                  equity, an Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to Newco, any Member or to any other Indemnified Party, an Indemnified Party


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


                  acting under this Agreement shall not be liable to Newco or to any Member or to any other Indemnified Party for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Party.

                                    (d)      No amendment of this Section 6.13
                  shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

                                   Article 7
                                 Miscellaneous

                  7.1 References to Agreement. Following the execution of this Amendment all references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended by this Amendment.

                  7.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

                  7.3 Section Headings; Capitalized Terms. The section and paragraph headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

                  7.4 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to the choice of law principles thereof.

                  7.5 No Further Amendments. Except as expressly provided in this Amendment, the Agreement shall not be amended or deemed to be amended in any respect.

                  7.6 Release of Liability. Each of BellSouth Mobile Data, BellSouth Cellular, RAM, ABC and Wireless Investco is hereby released from its duties and obligations under the Agreement and is no longer liable under the Agreement except for any breaches under the Agreement while it was a Member; provided that the foregoing shall not affect any liability of BellSouth.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.


                           SBC COMMUNICATIONS INC.


                           By:    /s/ RANDALL STEPHENSON
                              -------------------------------------------------
                           Name:  RANDALL STEPHENSON
                           Title: SR. EXECUTIVE VICE PRESIDENT
                                  & CHIEF FINANCIAL OFFICER


                           SBC ALLOY HOLDINGS, INC.


                           By:    /s/ STANLEY T. SIGMAN
                              -------------------------------------------------
                           Name:  STANLEY T. SIGMAN
                           Title: GROUP PRESIDENT & C.O.O.


                           BELLSOUTH CORPORATION


                           By:    /s/ Harry L. Boniface
                              -------------------------------------------------
                           Name:  Harry L. Boniface
                           Title: Vice President -- Corporate Development


                           BELLSOUTH MOBILE DATA, INC.


                           By:    /s/ Arthur B. Hillman
                              -------------------------------------------------
                           Name:  Arthur B. Hillman
                           Title: Vice President

                           AB CELLULAR HOLDING, LLC


                           By:    /s/ Arthur B. Hillman
                              -------------------------------------------------
                           Name:  Arthur B. Hillman
                           Title: Manager



                           WIRELESS TELECOMMUNICATIONS INVESTMENT COMPANY LLC


                           By:    /s/ Arthur B. Hillman
                              -------------------------------------------------
                           Name:  Arthur B. Hillman
                           Title: Manager



                           BELLSOUTH CELLULAR CORP.


                           By:    /s/ Arthur B. Hillman
                              -------------------------------------------------
                           Name:  Arthur B. Hillman
                           Title: Vice President



                           RAM BROADCASTING CORPORATION


                           By:    /s/ Arthur B. Hillman
                              -------------------------------------------------
                           Name:  Arthur B. Hillman
                           Title: Vice President



                           BLS CINGULAR HOLDINGS, LLC
                           BY:  BELLSOUTH MOBILE DATA, INC., MANAGER


                           By:    /s/ Arthur B. Hillman
                              -------------------------------------------------
                           Name:  Arthur B. Hillman
                           Title: Vice President



                           CINGULAR WIRELESS CORPORATION


                           By:    /s/ Richard G. Lindner
                              -------------------------------------------------
                           Name:  Richard G. Lindner
                           Title: Chief Financial Officer


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